Exhibit 99.1

MarineMax Reports Fiscal 2025 Third Quarter Results

~ June Quarter Revenue of $657.2 Million ~

~ Gross Margin of 30.4 % Demonstrates Resilience of Higher-Margin Businesses Despite Challenging Market Conditions ~

~ Updates Fiscal 2025 Guidance ~

~ Earnings Conference Call at 10:00 a.m. ET Today ~

OLDSMAR, Florida, July 24, 2025 – MarineMax, Inc. (NYSE: HZO) (“MarineMax” or the “Company”), the world’s largest recreational boat and yacht retailer, marina operator and superyacht services company, today announced results for its fiscal 2025 third quarter ended June 30, 2025.

Fiscal 2025 Third Quarter Summary

•
June quarter revenue of $657.2 million
•
Same-store sales down 9%
•
Gross profit of 30.4%
•
Net loss of $52.1 million, or $2.42 per share, includes a non-cash goodwill impairment charge of $69.1 million; Adjusted diluted EPS1 of $0.49
•
Adjusted EBITDA1 of $35.5 million

CEO & President Commentary

“A combination of ongoing economic uncertainty, evolving trade policies and geopolitical tensions contributed to weak retail demand across the recreational marine industry in the June quarter,” said Brett McGill, Chief Executive Officer and President of MarineMax. “Business conditions have been challenging throughout the fiscal year, with increasing consumer caution since April, particularly among prospective new boat buyers, many of whom are delaying their purchases until conditions improve.

“Importantly, our continued diversification efforts have helped to offset some of the pressures on new boat margins during the fiscal year,” McGill said. “Our 31.8% gross margin through the first nine months of fiscal 2025 included strong contributions from our higher margin growth areas, including finance and insurance, marinas and superyacht services. Our marina portfolio, anchored by our prestigious IGY Marinas brand, continues to expand its reach. This momentum is reflected in the recent opening of the new state-of-the-art IGY Savannah Harbor Marina and IGY’s selection as the marina operator for the upcoming Wynn Al Marjan Island Marina in the United Arab Emirates. These milestones underscore our team’s commitment to operational excellence, world-class service, and leadership in global marina management.

“Although industry inventory levels remain elevated due to softer sales in the June quarter, we expect improvement ahead, with forecasts indicating a gradual rebalancing beginning in the back half of calendar 2025,” McGill said. “Recent developments such as the new tax legislation, easing geopolitical tensions, and the prospect of trade agreements, may help reduce some of the uncertainty that has

1 This is a non-GAAP measure. See reconciliation table for an explanation and quantitative reconciliation of each non-GAAP financial measure.

weighed on consumer confidence. Encouragingly, interest in the boating lifestyle remains strong as demonstrated by attendance at our events as well as marina demand, and online activity.”

Fiscal 2025 Third Quarter Results

Revenue in the fiscal 2025 third quarter declined 13.3% to $657.2 million from $757.7 million a year earlier, primarily due to lower new boat sales partly offset by stronger used boat sales and growth in many of the Company’s higher margin businesses. Same-store sales were down 9% compared with the prior year.

Gross profit decreased 17.6% to $199.6 million from $242.1 million in the prior-year period. Gross profit margin of 30.4% decreased 160 basis points from 32.0% in the comparable period last year, primarily reflecting lower new boat margins due to the challenged retail environment.

Selling, general, and administrative (SG&A) expenses totaled $172.1 million, or 26.2% of revenue, in the third quarter, compared with $181.1 million, or 23.9% of revenue, for the comparable period last year. Excluding transaction and other costs, intangible amortization, changes in contingent consideration, weather events, and restructuring expense in the respective periods, Adjusted SG&A2 decreased $6.6 million, or 3.7%, in the third quarter of fiscal 2025 from the same period in fiscal 2024.

Interest expense was $16.9 million, or 2.6% of revenue in the third quarter, compared with $18.2 million, or 2.4% of revenue in the prior-year period, reflecting lower interest rates compared with the third quarter of fiscal 2024.

Net loss in the third quarter of fiscal 2025 was $52.1 million, or $2.42 per share, which includes a non-cash goodwill impairment charge of $69.1 million associated with the Company’s manufacturing segment. The impairment charge was required due to the decline in the Company’s market capitalization in the quarter, combined with a decline in the manufacturing segment’s performance due to the challenging environment. For the comparable period of fiscal 2024, MarineMax reported net income of $31.6 million, or $1.37 per diluted share. Adjusted net income1 in the third quarter of fiscal 2025 was $11.0 million, or $0.49 per adjusted diluted share, compared with $34.8 million, or $1.51 per diluted share, in the prior-year period. Adjusted EBITDA1 for the quarter ended June 30, 2025, was $35.5 million, compared with $70.4 million for the comparable period last year.

2 This is a non-GAAP measure. Adjusted SG&A expenses represent SG&A expenses adjusted for transaction and other costs, intangible amortization, change in fair value of contingent consideration, weather expenses and recoveries, and restructuring expense. See below in the Adjusted diluted EPS table for the excluded amounts for both periods.

Revised Fiscal 2025 Guidance

Based on results to date, current business conditions, retail trends and other factors, the Company is revising its fiscal year 2025 guidance. Adjusted net income1,3 is now expected to be in the range of $0.45 to $0.95 per diluted share, compared with a prior range of $1.40 to $2.40 per diluted share. Adjusted EBITDA1,3 is expected to be in the range of $105 to $120 million, compared with a prior range of $140 million to $170 million. These expectations do not consider or give effect for, among other things, material acquisitions that may be completed by the Company during fiscal 2025 or other unforeseen events, including changes in global economic conditions.

“While our near-term outlook is cautious due to the ongoing economic uncertainty, we are confident that our overarching strategy will drive operational resilience. Our solid balance sheet positions us well to navigate the current market volatility,” McGill said. “This management team has successfully guided the Company through many challenging economic cycles. As the recovery takes hold, we believe our long-term earnings power will be significantly enhanced by our growing presence in higher-margin businesses and by the resilient consumer demand for the boating lifestyle.”

Conference Call Information

MarineMax will discuss its fiscal 2025 third quarter financial results on a conference call starting at 10:00 a.m. ET today. The conference call can be accessed via the “Investors” section of the Company's website www.marinemax.com, or by dialing 877-407-0789 (U.S. and Canada) or 201-689-8562 (International). An online replay will be available within one hour of the conclusion of the call and will be archived on the website for one year.

About MarineMax

As the world’s largest recreational boat and yacht retailer, marina operator and superyacht services company, MarineMax (NYSE: HZO) is United by Water. We have over 120 locations worldwide, including over 70 dealerships and 65 marina and storage facilities. Our integrated business includes IGY Marinas, which operates luxury marinas in yachting and sport fishing destinations around the world; Fraser Yachts Group and Northrop & Johnson, leading superyacht brokerage and luxury yacht services companies; Cruisers Yachts, one of the world’s premier manufacturers of premium sport yachts, motor yachts, and Aviara luxury dayboats; and Intrepid Powerboats, a premier manufacturer of powerboats. To enhance and simplify the customer experience, we provide financing and insurance services as well as leading digital technology products that connect boaters to a network of preferred marinas, dealers, and marine professionals through Boatyard and Boatzon. In addition, we operate MarineMax Vacations in Tortola, British Virgin Islands, which offers our charter vacation guests the luxury boating adventures of a lifetime. Land comprises 29% of the earth’s surface. We’re focused on the other 71%. Learn more at www.marinemax.com.

Forward Looking Statement

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These statements, including those related to expected improvement in sales, the gradual rebalancing forecasted to begin in the back half of calendar 2025, the potential reduction in uncertainty that has been weighing on consumer confidence, our revised fiscal 2025 guidance, our cautious near-term outlook, our overarching strategy, the expansion of our higher margin businesses, operational resilience, our positioning to navigate the current market volatility, the strategic

3 See “Non-GAAP Financial Measures” for a discussion of why reconciliations of forward-looking Adjusted net income and Adjusted EBITDA are not available without unreasonable effort.

expansion of our higher-margin businesses, and the resilient consumer demand for the boating lifestyle, are based on current expectations, forecasts, risks, uncertainties, and assumptions that may cause actual results to differ materially from expectations as of the date of this release. These risks, assumptions, and uncertainties include the return to normal operations of the Company’s locations, the timing of and potential outcome of the Company’s long-term improvement plan, the estimated impact resulting from the Company’s cost-reduction initiatives, the Company’s abilities to reduce inventory, manage expenses and accomplish its goals and strategies, the quality of the new product offerings from the Company’s manufacturing partners, the performance and integration of the recently acquired businesses, general economic conditions, as well as those within the Company's industry, the liquidity and strength of our bank group partners, the level of consumer spending, and numerous other factors identified in the Company’s Form 10-K for the fiscal year ended September 30, 2024 and other filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Mike McLamb

Chief Financial Officer

MarineMax, Inc.

727-531-1700

Scott Solomon

Sharon Merrill Advisors

857-383-2409

HZO@investorrelations.com

MarineMax, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenue	$657,159	$757,720	$1,757,135	$1,867,886
Cost of sales	457,538	515,621	1,198,349	1,259,885
Gross profit	199,621	242,099	558,786	608,001

Selling, general, and administrative expenses	172,106	181,072	469,558	506,574
Goodwill impairment	69,055	—	69,055	—
(Loss) income from operations	(41,540)	61,027	20,173	101,427

Interest expense	16,936	18,229	53,860	55,968
(Loss) income before income tax (benefit) provision	(58,476)	42,798	(33,687)	45,459

Income tax (benefit) provision	(6,506)	11,085	(3,003)	11,452
Net (loss) income	(51,970)	31,713	(30,684)	34,007

Less: Net income (loss) attributable to non-controlling interests	176	163	96	(60)
Net (loss) income attributable to MarineMax, Inc.	$(52,146)	$31,550	$(30,780)	$34,067

Basic net (loss) income per common share	$(2.42)	$1.42	$(1.38)	$1.53

Diluted net (loss) income per common share	$(2.42)	$1.37	$(1.38)	$1.48

Weighted average number of common shares used in computing net (loss) income per common share:

Basic	21,515,092	22,268,758	22,249,076	22,254,619
Diluted	21,515,092	23,049,097	22,249,076	22,952,234

MarineMax, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	June 30,	September 30,	June 30,
	2025	2024	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$151,017	$224,326	$242,424
Accounts receivable, net	106,849	106,409	105,258
Inventories	906,219	906,641	880,419
Prepaid expenses and other current assets	33,793	35,835	33,101
Total current assets	1,197,878	1,273,211	1,261,202
Property and equipment, net	551,912	532,766	533,943
Operating lease right-of-use assets, net	138,143	136,599	138,600
Goodwill	527,144	592,293	589,949
Other intangible assets, net	36,661	37,458	38,380
Other long-term assets	35,999	32,741	31,591
Total assets	$2,487,737	$2,605,068	$2,593,665
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$44,504	$54,481	$45,578
Contract liabilities (customer deposits)	48,900	64,845	66,791
Accrued expenses	116,892	197,295	196,987
Short-term borrowings	735,215	708,994	701,185
Current maturities on long-term debt	35,593	33,766	33,766
Current operating lease liabilities	10,045	9,762	10,135
Total current liabilities	991,149	1,069,143	1,054,442
Long-term debt, net of current maturities	365,070	355,906	364,138
Noncurrent operating lease liabilities	127,860	124,525	125,343
Deferred tax liabilities, net	45,539	60,317	59,210
Other long-term liabilities	6,796	8,928	13,598
Total liabilities	1,536,414	1,618,819	1,616,731
SHAREHOLDERS' EQUITY:
Preferred stock	—	—	—
Common stock	30	30	30
Additional paid-in capital	362,216	343,911	342,218
Accumulated other comprehensive income	9,322	4,636	2,084
Retained earnings	747,239	778,015	774,016
Treasury stock	(178,277)	(150,797)	(150,797)
Total shareholders’ equity attributable to MarineMax, Inc.	940,530	975,795	967,551
Non-controlling interests	10,793	10,454	9,383
Total shareholders’ equity	951,323	986,249	976,934
Total liabilities and shareholders’ equity	$2,487,737	$2,605,068	$2,593,665

MarineMax, Inc. and Subsidiaries

Segment Financial Information

(Amounts in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenue:
Retail Operations	$655,750	$752,171	$1,750,439	$1,855,433
Product Manufacturing	32,150	38,062	105,591	124,372
Elimination of intersegment revenue	(30,741)	(32,513)	(98,895)	(111,919)
Revenue	$657,159	$757,720	$1,757,135	$1,867,886
(Loss) income from operations:
Retail Operations	$28,079	$58,733	$90,271	$94,204
Product Manufacturing (1)	(72,363)	(548)	(75,570)	2,508
Intersegment adjustments	2,744	2,842	5,472	4,715
(Loss) income from operations	$(41,540)	$61,027	$20,173	$101,427

(1) Product manufacturing loss from operations for the three and nine months ended June 30, 2025, includes a non-cash goodwill impairment charge of $69.1 million.

MarineMax, Inc. and Subsidiaries

Supplemental Financial Information

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net (loss) income attributable to MarineMax, Inc.	$(52,146)	$31,550	$(30,780)	$34,067
Transaction and other costs (1)	742	1,127	1,564	4,352
Intangible amortization (2)	1,397	1,428	4,253	4,592
Change in fair value of contingent consideration (3)	60	1,225	(25,652)	2,392
Weather (recoveries) expenses	(773)	(556)	4,748	142
Restructuring expense (4)	526	1,110	1,302	1,110
Goodwill impairment (5)	69,055	—	69,055	—
Tax adjustments for items noted above (6)	(7,882)	(1,123)	(4,919)	(3,172)
Adjusted net income attributable to MarineMax, Inc.	$10,979	$34,761	$19,571	$43,483

Diluted net (loss) income per common share	$(2.42)	$1.37	$(1.38)	$1.48
Transaction and other costs (1)	0.03	0.05	0.07	0.19
Intangible amortization (2)	0.06	0.06	0.19	0.20
Change in fair value of contingent consideration (3)	—	0.05	(1.15)	0.10
Weather (recoveries) expenses	(0.04)	(0.02)	0.21	0.01
Restructuring expense (4)	0.02	0.05	0.06	0.05
Goodwill impairment (5)	3.21	—	3.10	—
Tax adjustments for items noted above (6)	(0.37)	(0.05)	(0.22)	(0.14)
Adjustment for dilutive shares (7)	—	—	(0.03)	—
Adjusted diluted net income per common share	$0.49	$1.51	$0.85	$1.89

(1) Transaction and other costs relate to acquisition transaction, integration, and other costs in the period.

(2) Represents amortization expense for acquisition-related intangible assets.

(3) Represents (gains) expenses to record contingent consideration liabilities at fair value.

(4) Represents expenses incurred as a result of restructuring and store closings.

(5) Represents goodwill impairment expense incurred on the manufacturing reporting unit during the three months ended June 30, 2025.

(6) Adjustments for taxes for items are calculated based on the effective tax rate for each respective period presented.

(7) Represents an adjustment for shares that are anti-dilutive for GAAP net income per share but are dilutive for adjusted net income per share.

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net (loss) income attributable to MarineMax, Inc.	$(52,146)	$31,550	$(30,780)	$34,067
Interest expense (excluding floor plan)	6,946	7,508	22,502	22,786
Income tax (benefit) provision	(6,506)	11,085	(3,003)	11,452
Depreciation and amortization	12,537	11,192	36,385	33,087
Stock-based compensation expense	5,643	6,080	16,438	17,483
Transaction and other costs	742	1,127	1,564	4,352
Restructuring expense	526	1,225	1,302	2,392
Goodwill impairment	69,055	—	69,055	—
Change in fair value of contingent consideration	60	1,110	(25,652)	1,110
Weather (recoveries) expenses	(773)	(556)	4,748	142
Foreign currency	(540)	73	(41)	(235)
Adjusted EBITDA	$35,544	$70,394	$92,518	$126,636

Non-GAAP Financial Measures

This press release, along with the above Supplemental Financial Information table, contains “Adjusted net income,” “Adjusted diluted EPS,” “Adjusted Earnings Before Interest, Taxes Depreciation and Amortization,” (“Adjusted EBITDA”) and “Adjusted SG&A,” which are non-GAAP financial measures as defined under applicable securities legislation. In determining these measures, the Company excludes certain items which are otherwise included in determining the comparable GAAP financial measures. The Company believes these non-GAAP financial measures are key performance indicators that improve the period-to-period comparability of the Company’s results and provide investors with more insight into, and an additional tool to understand and assess, the performance of the Company's ongoing core business operations. Investors and other readers are encouraged to review the related GAAP financial measures and the above reconciliation and should consider these non-GAAP financial measures as a supplement to, and not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

In addition, we have not reconciled our fiscal year 2025 Adjusted net income and Adjusted EBITDA guidance to net income (the corresponding GAAP measure for each), which is not accessible on a forward-looking basis due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to acquisition contingent consideration, acquisition costs, and other costs. Acquisition contingent consideration and transaction costs, which are likely to be significant to the calculation of net income, are affected by the integration and post-acquisition performance of our acquirees, which is difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted net income and Adjusted EBITDA are not available without unreasonable effort.